Exhibit 23.2

RP® FINANCIAL, LC.
Financial Services Industry Consultants

June 7, 2007

Boards of Directors

North Penn Mutual Holding Company

New North Penn Bancorp, Inc.

216 Adams Avenue

Scranton, PA 18503

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion filed by North Penn Mutual Holding Company with the Office of Thrift Supervision and in the Registration Statements on Form SB-2 and Form S-4 filed by New North Penn Bancorp, Inc. with the Securities and Exchange Commission, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal in such filings including the prospectus of New North Penn Bancorp, Inc.

Sincerely,

/S/ RP® FINANCIAL, LC.
RP® FINANCIAL, LC.

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